Exhibit 99.2

AMENDED EMPLOYMENT AGREEMENT

THIS AMENDED EMPLOYMENT AGREEMENT (“Agreement”) is made as of November 21, 2006, by and between BANK OF THE COMMONWEALTH, a banking corporation organized under the laws of Virginia (the “Bank”), COMMONWEALTH BANKSHARES, INC., a Virginia corporation (the “Holding Company”), and Cynthia A. Sabol, CPA (the “Executive”); the Bank being sometimes hereinafter referred to as the “Employer”.

This Agreement shall supersede and replace the Amended Employment Agreement entered into previously by the parties on May 18, 2004.

WITNESSETH THAT:

WHEREAS, the Executive is rendering valuable services to the Employer and it is the desire of the Employer to have the benefit of the Executive’s loyalty, service and counsel; and

WHEREAS, the Executive wishes to continue in the employ of the Employer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

1.	EMPLOYMENT. The Employer agrees to employ the Executive to perform services for the Employer and the Executive agrees to serve the Employer upon the terms and conditions herein provided. The Executive agrees to perform such managerial duties and responsibilities as shall be assigned to him/her by the Board of Directors of the Employer, which duties and responsibilities shall be of substantially the same character to those required by his/her assigned office and functions on the date of this Agreement. The Executive shall devote his/her time and attention on a full-time basis to the discharge of the duties undertaken by him/her hereunder.

(a)	Term of Employment. The term of employment under this Agreement is effective November 21, 2006 and will expire on December 31, 2009; provided that on December 31, 2008 and on each December 31st thereafter (each such December 31st is referred to as the “Renewal Date”), this Agreement will be automatically extended for an additional calendar year so as to terminate two years from such Renewal Date. This Agreement will not, however, be extended if the Employer gives written notice of such non-renewal to the Executive before the Renewal Date (the initial and any extended term of this Agreement is referred to as the “Employment Period”).

(b)	Compensation. During the Employment Period, the Executive shall receive for his/her services a base salary and incentive or bonus compensation in amounts determined by the Employer’s Board of Directors or an appropriate committee of the Employer in accordance with the salary administration program of the Employer as the same may from time to time be in effect, but In no event shall such base salary be less than the Executive’s base salary at the date hereof.

(c)	Benefits. During the Employment Period, the Executive shall be eligible for participation in any additional plans, programs or forms of compensation or benefits that the Employer’s Board of Directors might hereinafter provide to the class of employees that includes the Executive.

2.	TERMINATION.

(a)	Termination as a Consequence of Death or Disability. If the Executive dies during the Employment Period, the Employer will pay his/her estate the base salary then in effect through the end of the calendar month in which his/her death occurs. If the Executive becomes “disabled” (as defined below), the Employer may give the Executive written notice of its intention to terminate the Executive’s employment, in which event the Executive’s employment with the Employer will terminate on the 30th day after receipt of such notice by the Executive. The Employer will continue to pay the Executive his/her basic salary for the first six months after such termination date and will continue to provide for such six month period health and medical insurance coverage to the Executive on the same basis as in effect on the termination date.

For purposes of this Section 2(a), the Executive is “disabled” if he/she is unable to perform substantially all of his/her duties and responsibilities hereunder, which disability lasts for an uninterrupted period of at least 180 days or a total of at least 240 days out of any consecutive 360 day period, as a result of the Executive’s incapacity due to physical or mental illness (as determined by the opinion of an independent physician selected by the Employer).

(b)	Termination by the Employer for Cause. The Executive’s employment may be terminated by the Employer for Cause at any time without further liability on the part of the Employer or the Holding Company. If the Employer terminates the Executive for Cause, the Executive shall have no right to render services or to receive compensation or other benefits under this Agreement for any period after such termination. Only the following shall constitute “Cause” for such termination: (i) the material failure of the Executive, after written notice, for reasons other than disability, to render services to the Employer as provided herein; (ii) the Executive’s gross or willful neglect of duty; or (iii) illegal or intentional acts by the Executive demonstrating bad faith toward the Employer.

(c)	Termination by the Executive Without Good Reason. The Executive may terminate his/her employment hereunder without Good Reason (as defined below) by written notice to the Board of Directors of the Employer effective thirty days after receipt of such notice by the Board. Upon termination of employment by the Executive, the Executive shall have no right to render services or to receive compensation or other benefits under this Agreement for any period after such termination.

(d)	Termination by the Employer Without Cause. The Executive’s employment may be terminated by the Employer without Cause upon thirty days’ prior written notice of such termination, in which case the Executive will be entitled to the following benefits:

(i)	The Employer will pay the Executive in a lump sum cash payment within ten days after the Date of Termination (as defined below) the following: (1) the Executive’s base salary then in effect through the Date of Termination; and (2) the amount, if any, of any incentive or bonus compensation theretofore earned which has not yet been paid.

(ii)	For the two year period subsequent to the Date of Termination the Employer shall continue to pay the Executive his/her base salary in effect on the Date of Termination, such payments to be made on the same periodic dates as salary payments would have been made to the Executive had his/her employment not been terminated.

(iii)	For the two year period subsequent to the Date of Termination the Executive shall continue to receive medical and other insurance benefits pursuant to plans made available by the Employer to its officers and employees at the expense of the Employer to substantially the same extent the Executive received such benefits on the Date of Termination (it being acknowledged that the post-termination plans may be different from the plans in effect on the Date of Termination). For purposes of the application of such benefits, the Executive shall be treated as if he/she had remained in the employ of the Employer, with an annual salary at the rate in effect on the Date of Termination.

(iv)	The Employer’s obligation to provide the Executive with medical and insurance benefits pursuant to Section 2(d)(iii) hereof shall terminate with respect to each particular type of insurance in the event the Executive becomes employed and has made available to him/her in connection with such employment that particular type of insurance, so long as such insurance is substantially similar to the insurance provided by the Employer.

(e)	Termination by the Executive with Good Reason. The Executive may terminate his/her employment hereunder for Good Reason at any time and be entitled to receive the compensation and other benefits set forth in Section 2(d), except that the applicable time period set forth in Section 2(d)(ii) and (iii) for the continuation of salary and medical and other insurance benefits shall extend for three, and not two, years after the Employer is advised in writing by the Executive of the basis for his/her claim of Good Reason and has been given a reasonable opportunity and period to take appropriate remedial action. For purposes of this Agreement, “Good Reason” means:

(i)	the assignment of duties to the Executive by the Employer which result in the Executive having significantly less authority or responsibility than he/she had on the date of hire, without his/her express written consent;

(ii)	a reduction by the Employer of the Executive’s base salary, as the same may be increased from time to time, without his/her express written consent;

(iii)	the requirement that the Executive’s principal office location be moved or relocated to a location that is more than 35 miles from the location of the Executive’s principal office location as of the date hereof; or

(iv)	the Employer’s failure to comply with any material term of this Agreement; or

The right of the Executive to terminate his/her employment for Good Reason may be exercised by the Executive at any time during the Employment Period at his/her sole discretion and any failure by the Executive to exercise this right after he/she has Good Reason to do so shall not be deemed a waiver of such right.

(f)	Notice of Termination. Any termination of the Executive’s employment by the Employer or by the Executive shall be communicated by a written “Notice of Termination” to the other party hereto. For purposes of this Agreement, Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination.

(g)	Date of Termination. “Date of Termination” shall mean (i) if the Executive’s employment is terminated by the Executive, the date on which the Notice of Termination is delivered; (ii) if Executive’s employment is terminated by the Employer because the Executive is unable to perform his or her job, with or without reasonable accommodation, as a result of a disability, thirty days after the Notice of Termination is given; or (iii) if Executive’s employment is terminated by the Employer for any reason, other than disability, the date on which a Notice of Termination is given, unless within thirty days thereafter the Executive notifies the Employer that a dispute exists concerning the termination, in which case the Date of Termination shall be the date on which the dispute is finally determined, whether by mutual written agreement of the parties or by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

(h)	No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination or otherwise.

3.	CHANGE IN CONTROL. The Executive may terminate his/her employment with or without Good Reason within twelve months following a Change in Control, and the Executive will be entitled to the following benefits:

(a)	Accrued Obligations. The Accrued Obligations are the sum of: (i) the Executive’s base salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given; (ii) the amount, if any, of any incentive or bonus compensation theretofore earned which has not yet been paid; (iii) the product of the annual bonus paid or payable, including by reason of deferral, for the most recently completed year and a fraction, the numerator of which is the number of days in the current year through the Date of Termination and the denominator of which is 365; and (iv) any benefits or awards (including both the cash and stock components) which pursuant to the terms of any plans, policies or programs have been earned or become payable, but which have not yet been paid to the Executive (but not including amounts that previously had been deferred at the Executive’s request, which amounts will be paid in accordance with the Executive’s existing directions). The Accrued Obligations will be paid to the Executive in a lump sum cash payment within ten days after the Date of Termination;

(b)	Salary Continuance Benefit. The Salary Continuance Benefit is an amount equal to 2.99 times the Executive’s Final Compensation. For purposes of this Agreement, “Final Compensation” means the base salary in effect at the Date of Termination, plus the highest annual bonus paid or payable for the two most recently completed years and any amount contributed by the Executive during the most recently completed year pursuant to a salary reduction agreement or any other program that provides for pre-tax salary reductions or compensation deferrals. The Salary Continuance Benefit will be paid to the Executive in a lump sum cash payment within ten days after the Date of Termination, unless the Executive makes an irrevocable election prior to the date on which a Change in Control occurs to receive the Salary Continuance Benefit in equal monthly installments beginning on the first business day of the month immediately following the Date of Termination and continuing for such period of time as the Executive elects, but in no event may such period exceed thirty-six months.

(c)	Welfare Continuance Benefit. For thirty-six months following the Date of Termination, the Executive and his/her dependents will continue to be covered under all health and dental plans, disability plans, life insurance plans and all other welfare benefit plans (as defined in Section 3(1) of ERISA) (“Welfare Plans”) in which the Executive or his/her dependents were participating immediately prior to the Date of Termination (the “Welfare Continuance Benefit”). The Employer will pay all or a portion of the cost of the Welfare Continuance Benefit for the Executive and his/her dependents under the Welfare Plans on the same basis as applicable, from time to time, to active employees covered under the Welfare Plans and the Executive will pay any additional costs. If participation in any one or more of the Welfare Plans included in the Welfare Continuance Benefit is not possible under the terms of the Welfare Plan or any provision of law would create an adverse tax effect for the Executive or the Employer due to such participation, the Employer will provide substantially identical benefits directly or through an insurance arrangement. The Welfare Continuance Benefit as to any Welfare Plan will cease if and when the Executive has obtained coverage under one or more welfare benefit plans of a subsequent employer that provides for equal or greater benefits to the Executive and his/her dependents with respect to the specific type of benefit. The Executive or his/her dependents will become eligible for COBRA continuation coverage as of the date the Welfare Continuance Benefit ceases for all health and dental benefits.

(d)	Gross-Up Payment. In the event any payment or distribution by the Employer to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 36(d)) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the “Code”) or any interest or penalties are incurred by the Executive with respect to such excise tax (collectively, the “Excise Tax”), then the Executive will be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any income and employment taxes and interest or penalties imposed with respect to such taxes) and the Excise Tax imposed on the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments. All determinations required to be made under this Section 3(d), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by the independent accounting firm of the Holding Company immediately prior to the Executive’s termination of employment (the “Accounting Firm”). All fees and expenses of the

Accounting Firm will be borne solely by the Holding Company, and any determination by the Accounting Firm will be binding upon the Holding Company and the Executive. Any Gross-Up Payment, as determined pursuant to this Section 3(d), will be paid by the Employer or Holding Company to the Executive within ten days of the receipt of the Accounting Firm’s determination.

(i)	If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing.

(ii)	In the event there is an under-payment of the Gross-Up Payment due to the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm will determine the amount of any such under-payment that has occurred and such amount will be promptly paid by the Employer or the Holding Company to or for the benefit of the Executive.

(e)	Definition of Change in Control. For purposes of this Agreement, a “Change in Control” means:

(i)	The acquisition by any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act) of beneficial ownership of 25% or more of the then outstanding shares of common stock of the Holding Company;

(ii)	Individuals who constitute the Board on the date of this Agreement (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Holding Company;

(iii)	Approval by the shareholders of the Holding Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(1)	more than 60% of the then outstanding shares of common stock of the corporation resulting from the Reorganization is beneficially owned by all or substantially all of the former shareholders of the Holding

Company in substantially the same proportions as their ownership existed in the Holding Company immediately prior to the Reorganization;

(2)	no person beneficially owns 25% or more of either (1) the then outstanding shares of common stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and

(3)	at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization.

(iv)	Approval by the shareholders of the Holding Company of a complete liquidation or dissolution of the Holding Company or the Bank, or of the sale or other disposition of all or substantially all of the assets of the Holding Company.

4.	MISCELLANEOUS.

(a)	Waiver. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future or any subsequent breach thereof.

(b)	Severability. If any provision of this Agreement, as applied to any circumstances, shall be found by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the applicability of such provision to any other circumstances.

(c)	Amendment. This Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

(d)	Non-Assignability. Neither the Executive nor his/her estate shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto, are expressly declared to be non-assignable and non-transferable.

(e)	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Executive (and his/her personal representative), the Bank and the Holding Company and any successor organizations which shall succeed to substantially all of the business and property of the Bank and the Holding Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets or otherwise, including by operation of law.

(f)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, whether statutory or decisional, applicable to agreements made and entirely to be performed within such state and provisions of federal law as may be applicable.

(g)	Holding Company Joinder. The Holding Company executes this Agreement to evidence its consent hereto.

(h)	Nonqualified Deferred Compensation Plan Omnibus Provisions. Notwithstanding any other provision of this Agreement, it is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to amend this Agreement, and the Holding Company and Bank shall require any election made by the Executive under this Agreement to be voided and/or a delay in the payment of any monies and/or provision of any benefits at its expense in such manner as may be determined by the Bank to be necessary or appropriate to comply, or to evidence or further evidence required compliance, with Section 409A of the Code (including any transition or grandfather rules thereunder). For example, if the Executive’s separation from employment occurs without the occurrence of another permissible payment event under Section 409A of the Code (e.g., death, disability, or a change in ownership of the Holding Company or in the ownership of a substantial portion of the assets of the Holding Company, as defined for purposes of Section 409A of the Code) and if the Executive is a key employee of the Bank and any Holding Company stock is a publicly traded on an established securities market as provided in Section 409A(a)(2)(B)(i) of the Code, then payment of any amount or provision of any benefit under this Agreement which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be deferred until six months after the Executive’s separation from employment (the 409A deferral period). In the event such payments are otherwise due to be made in installments or periodically during the 409A deferral period, the payments which would otherwise have been made in the 409A deferral period shall be accumulated and paid in a lump sum as soon as the 409A deferral period ends. In the event, benefits are required to be deferred, any such benefit may be provided during the 409A deferral period at the Executive’s expense, with the Executive having a right to reimbursement from the Bank once the 409A deferral period ends.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BANK OF THE COMMONWEALTH

By:	/s/ Dr. William D. Payne
Name:	Dr. William D. Payne
Title:	Chairman of the Personnel Committee & Director

COMMONWEALTH BANKSHARES, INC.

By:	/s/ Edward J. Woodard, Jr., CLBB
Name:	Edward J. Woodard, Jr., CLBB
Title:	Chairman of the Board, President & CEO

/s/ Cynthia. A. Sabol
Executive